Citigroup Global Markets Holdings Inc.	February 25, 2019 Medium-Term Senior Notes, Series N Pricing Supplement No. 2019-USNCH1990 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer a monthly coupon payment at a per annum rate that is generally higher than the rate we would pay on conventional debt securities of the same maturity. In exchange for this higher coupon, you must be willing to accept the risks that (i) the securities may be automatically redeemed prior to maturity in the circumstances described below and (ii) if the securities are not automatically redeemed prior to maturity and a downside event (as described below) occurs, what you receive at maturity will be worth significantly less than the stated principal amount of your securities, and possibly worth nothing. Each of these risks will depend on the performance of the worst performing of the shares of common stock of Regeneron Pharmaceuticals, Inc., the shares of common stock of Gilead Sciences, Inc., the shares of common stock of Incyte Corporation and the ordinary shares of Mylan N.V. (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any of the underlying shares regardless of the performance of any other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.
▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**	Equity ratio***
	Shares of common stock of Regeneron Pharmaceuticals, Inc.	$420.38	$252.228	2.37880
	Shares of common stock of Gilead Sciences, Inc.	$65.35	$39.210	15.30222
	Shares of common stock of Incyte Corporation	$86.88	$52.128	11.51013
	Ordinary shares of Mylan N.V.	$30.97	$18.582	32.28931

* For each of the underlying shares, their closing price on the pricing date

** For each of the underlying shares, 60% of their initial share price

*** For each of the underlying shares, the stated principal amount of $1,000 divided by their initial share price

Aggregate stated principal amount:	$500,000
Stated principal amount:	$1,000 per security
Pricing date:	February 25, 2019
Issue date:	February 28, 2019. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	February 25, 2020, subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares
Maturity date:	Unless earlier redeemed, February 28, 2020
Coupon payments:	0.8542% of the stated principal amount (approximately 10.25% per annum) paid on each monthly coupon payment date, subject to automatic early redemption
Coupon payment dates:	April 1, 2019, May 2, 2019, June 4, 2019, July 2, 2019, August 1, 2019, September 3, 2019, October 2, 2019, November 1, 2019, December 3, 2019, January 3, 2020, February 3, 2020 and the maturity date
Payment at maturity:

If the securities have not been earlier redeemed, for each $1,000 stated principal amount security you hold at maturity, you will be entitled to receive the final coupon payment plus:

▪    If a downside event occurs: a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their final share price)

▪    If a downside event does not occur: $1,000

If the securities have not been automatically redeemed prior to maturity and a downside event occurs, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 60% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold.

Downside event:	A downside event will occur if the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price.
Final share price:	For each of the underlying shares, their closing price on the valuation date
Worst performing underlying shares:	For any date, the underlying shares with the lowest underlying return on that date
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$28.75	$971.25
Total:	$500,000.00	$14,375.00	$485,625.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $960 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $28.75 for each security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. ES-01-06 dated April 7, 2017         Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

KEY TERMS (continued)
Automatic early redemption:	If, on any potential autocall date, the closing price of the worst performing underlying shares on that potential autocall date is greater than or equal to their initial share price, each security you then hold will be automatically redeemed on the coupon payment date immediately following that potential autocall date for an amount in cash equal to $1,000 plus the related coupon payment. If the securities are automatically redeemed prior to maturity, you will not receive any further coupon payments following the redemption.
Potential autocall dates:	May 28, 2019, June 25, 2019, July 25, 2019, August 26, 2019, September 25, 2019, October 25, 2019, November 25, 2019, December 26, 2019 and January 27, 2020, each subject to postponement on the same basis as if it were the valuation date
Underlying return:	For each of the underlying shares on any date, (i) their closing price on that date minus their initial share price divided by (ii) their initial share price
CUSIP / ISIN:	17324XML1 / US17324XML19

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Underlying Shares (Other than Shares of an ETF),” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of a potential autocall date. If a scheduled potential autocall date is not a scheduled trading day for any of the underlying shares or if a market disruption event occurs or is continuing with respect to any of the underlying shares on a scheduled potential autocall date, that potential autocall date will be subject to postponement as if it were the valuation date as described in the accompanying product supplement in the section “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date.” If a scheduled potential autocall date is postponed, the closing price of each of the underlying shares in respect of that potential autocall date will be determined based on (i) for any underlying shares for which the originally scheduled potential autocall date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled potential autocall date, the closing price of such underlying shares on the originally scheduled potential autocall date and (ii) for any other underlying shares, the closing price of such underlying shares on the potential autocall date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled potential autocall date on which a market disruption event did not occur with respect to such underlying shares).

Postponement of a coupon payment date. If the potential autocall date that immediately precedes a coupon payment date is postponed, that coupon payment date will be postponed to the fifth business day after that potential autocall date as postponed.

Dilution and reorganization adjustments. With respect to each of the underlying shares, the initial share price, the downside threshold price and the equity ratio are subject to adjustment upon the occurrence of certain events as described in the section “Description of the Securities—Dilution and Reorganization Adjustments” in the accompanying product supplement.

Coupon payments. The provisions of the accompanying product supplement describing the computation of each coupon payment do not apply and are superseded by this pricing supplement.

References to least performing underlying shares. The term “least performing underlying shares” as used in the accompanying product supplement has the same meaning as “worst performing underlying shares” in this pricing supplement.

February 2019	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Hypothetical Examples of the Payment at Maturity on the Securities

The examples below illustrate how to determine what you will receive at maturity of the securities, assuming the securities have not been previously redeemed. You should understand that the term of the securities, and your opportunity to receive the coupon payments on the securities, may be limited to as short as approximately three months by the automatic early redemption feature of the securities, which is not reflected in the examples below. The outcomes illustrated below are not exhaustive, and your actual payment at maturity on the securities (if the securities are not earlier automatically redeemed) may differ from any example illustrated below. For ease of analysis, figures below have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying shares	Initial share price*	Downside threshold price**	Equity ratio***
Shares of common stock of Regeneron Pharmaceuticals, Inc.	$420.38	$252.228	2.37880
Shares of common stock of Gilead Sciences, Inc.	$65.35	$39.210	15.30222
Shares of common stock of Incyte Corporation	$86.88	$52.128	11.51013
Ordinary shares of Mylan N.V.	$30.97	$18.582	32.28931
Coupon payment rate:	10.25% of the stated principal amount per annum, paid monthly, subject to automatic early redemption

* For each of the underlying shares, their initial share price is their closing price on the pricing date.

** For each of the underlying shares, their downside threshold price is equal to 60% of their initial share price.

*** For each of the underlying shares, their equity ratio is equal to the stated principal amount of $1,000 divided by their initial share price.

The following examples illustrate the hypothetical payment at maturity on the securities determined based on the following hypothetical final share prices of each of the underlying shares, assuming the securities have not been earlier automatically redeemed.

	Hypothetical final share price of the shares of common stock of Regeneron Pharmaceuticals, Inc.	Hypothetical final share price of the shares of common stock of Gilead Sciences, Inc.	Hypothetical final share price of the shares of common stock of Incyte Corporation	Hypothetical final share price of the ordinary shares of Mylan N.V.	Hypothetical value received[1] at maturity per security (excluding final coupon payment)
Example 1	$462.42 (underlying return = 10%)	$84.96 (underlying return = 30%)	$108.60 (underlying return = 25%)	$46.46 (underlying return = 50%)	$1,000.00
Example 2	$504.46 (underlying return = 20%)	$19.61 (underlying return = -70%)	$130.32 (underlying return = 50%)	$43.36 (underlying return = 40%)	$300.00
Example 3	$315.29 (underlying return = -25%)	$104.56 (underlying return = 60%)	$95.57 (underlying return = 10%)	$0.00 (underlying return = -100%)	$0.00

1 Assumes that the closing price of the worst performing underlying shares on the valuation date is the same as their closing price on the maturity date.

Example 1: In this example, the shares of common stock of Regeneron Pharmaceuticals, Inc. have the lowest underlying return (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is greater than their downside threshold price and, as a result, a downside event does not occur. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the final coupon payment. You would not participate in the appreciation of any of the underlying shares, even though each of the underlying shares have appreciated from their initial share price in this example.

Example 2: In this example, the shares of common stock of Gilead Sciences, Inc. have the lowest underlying return (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price and, as a result, a downside event occurs. Accordingly, at maturity, you would receive a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, at our option, the cash value thereof) per security, plus the final coupon payment.

In this example, the value of a number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio, based on their final share price, would be $300.00. Therefore, in this scenario, the value of the worst performing underlying shares (or, in our discretion, cash) you receive at maturity would be significantly less than the stated principal amount of your securities. You would incur a loss based on the performance of the worst performing underlying shares on the valuation date, even though the final share prices of the other underlying shares are greater than their downside threshold prices.

February 2019	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

If the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price, we will have the option to deliver to you on the maturity date either a number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio or the cash value of those shares based on their final share price. The value of these shares on the maturity date may be different than their final share price.

Example 3: In this example, the ordinary shares of Mylan N.V. have the lowest underlying return (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price and, as a result, a downside event occurs. Accordingly, at maturity, you would receive a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, at our option, the cash value thereof) per security, plus the final coupon payment.

In this scenario, because the worst performing underlying shares on the valuation date are worthless, you would lose your entire investment in the securities.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page ES-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying shares on the valuation date. If the closing price of the worst performing underlying shares on the valuation date is less than their downside threshold price, a downside event will occur and you will not receive the stated principal amount of your securities at maturity and, instead, will receive a number of the worst performing underlying shares on the valuation date (or, in our sole discretion, cash based on the value thereof) that are expected to be worth less than 60.00% of the stated principal amount and may be worth nothing. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

We may elect, in our sole discretion, to pay you cash at maturity in lieu of delivering any underlying shares. If we elect to pay you cash at maturity in lieu of delivering any underlying shares, the amount of that cash may be less than the market value of the underlying shares on the maturity date because the market value will likely fluctuate between the final valuation date and the maturity date. Conversely, if we do not exercise our cash election right and instead deliver underlying shares to you on the maturity date, the market value of such underlying shares may be less than the cash amount you would have received if we had exercised our cash election right. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

▪	Your opportunity to receive coupon payments may be limited by the automatic early redemption feature. Beginning approximately three months after issuance, the securities will be automatically redeemed following a monthly potential autocall date if the closing price of the worst performing underlying shares on that date is greater than or equal to their initial share price. If the securities are automatically redeemed prior to maturity, you will not receive any additional coupon payments following the redemption and may not be able to reinvest your funds in another investment that offers comparable terms or returns. The term of the securities, and your opportunity to receive the coupon payments on the securities, may be limited to as short as three months.

▪	Higher coupon payment rates are associated with greater risk. The securities offer coupon payments at a per annum rate that is higher than the rate we would pay on conventional debt securities of the same maturity. In exchange for this higher coupon payment rate, investors in the securities will be subject to significantly greater risk than investors in our conventional debt securities, including the risk that the securities may not be redeemed and you may lose a significant portion, and up to all, of your investment at maturity. The volatility of and the correlation among the underlying shares are important factors affecting these risks. In general, the higher the expected volatility of the underlying shares, and the lower the expected correlation among the underlying shares, the greater the coupon payment rate on the securities. However, higher expected volatility and lower expected correlation would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on each potential autocall date will be less than their initial share price, resulting in the securities not being automatically

February 2019	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

redeemed and (ii) the final share price of the worst performing underlying shares on the valuation date will be less than their downside threshold price, resulting in a downside event and a significant loss at maturity.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of some could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, any positive return on the securities will be limited to the coupon payments and may be significantly less than the return on any of the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or any other rights with respect to any of the underlying shares.

▪	The performance of the securities will depend on the closing price of the worst performing underlying shares solely on the potential autocall dates and the valuation date, which makes the securities particularly sensitive to volatility of the worst performing underlying shares. If the securities are not automatically redeemed prior to maturity, the amount you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the valuation date. Whether your securities will be automatically redeemed prior to maturity depends solely on the closing price of the worst performing underlying shares on each potential autocall date. As a result, the performance of the securities will be sensitive to the volatility of the worst performing underlying shares. You should understand that each of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the

February 2019	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

underlying shares, the dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪       The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to any of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other of our affiliates’ activities may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with any underlying share issuer, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover,

February 2019	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to any of the underlying shares unless and until you receive underlying shares at maturity. As of February 25, 2019, Regeneron Pharmaceuticals, Inc., Incyte Corporation and Mylan N.V. do not pay regular dividends. However, that may change, and if Regeneron Pharmaceuticals, Inc., Incyte Corporation or Mylan N.V. start to pay dividends during the term of the securities, you should understand that you will not receive such dividend payments under the securities. If any change to any of the underlying shares is proposed, such as an amendment to any underlying share issuer’s organizational documents, you will not have the right to vote on such change, but you will be subject to such change in the event you receive the applicable underlying shares at maturity. Any such change may adversely affect the market price of the applicable underlying shares.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Delisting of Underlying Shares (Other than Shares of an ETF)” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than any original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities—Dilution and Reorganization Adjustments” and “—Delisting of Underlying Shares (Other than Shares of an ETF)” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of any underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2019	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%.

If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

Information About Regeneron Pharmaceuticals, Inc.

Regeneron Pharmaceuticals, Inc. is a biotechnology company that discovers, develops, manufactures, and commercializes medicines for the treatment of diseases. The common stock of Regeneron Pharmaceuticals, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Regeneron Pharmaceuticals, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-19034 through the SEC’s website at http://www.sec.gov. In addition, information regarding Regeneron Pharmaceuticals, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Regeneron Pharmaceuticals, Inc. trades on the Nasdaq Global Select Market under the ticker symbol “REGN.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Regeneron Pharmaceuticals, Inc. or other securities of Regeneron Pharmaceuticals, Inc. We have derived all disclosures contained in this pricing supplement regarding Regeneron Pharmaceuticals, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Regeneron Pharmaceuticals, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Regeneron Pharmaceuticals, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of common stock of Regeneron Pharmaceuticals, Inc.

Historical Information

The graph below shows the closing price of the shares of common stock of Regeneron Pharmaceuticals, Inc. for each day such price was available from January 2, 2008 to February 25, 2019. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of Regeneron Pharmaceuticals, Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Regeneron Pharmaceuticals, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Regeneron Pharmaceuticals, Inc. as an indication of future performance.

February 2019	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Common Stock of Regeneron Pharmaceuticals, Inc. – Historical Closing Prices January 2, 2008 to February 25, 2019

* The red line indicates the downside threshold price with respect to the shares of common stock of Regeneron Pharmaceuticals, Inc. of $252.228, equal to 60.00% of the applicable closing price on February 25, 2019.

Common Stock of Regeneron Pharmaceuticals, Inc.	High	Low	Dividends
2008
First Quarter	$24.77	$16.12	$0.00000
Second Quarter	$21.47	$13.82	$0.00000
Third Quarter	$23.07	$13.35	$0.00000
Fourth Quarter	$22.82	$13.76	$0.00000
2009
First Quarter	$19.92	$12.05	$0.00000
Second Quarter	$18.23	$12.41	$0.00000
Third Quarter	$23.11	$16.29	$0.00000
Fourth Quarter	$24.74	$15.05	$0.00000
2010
First Quarter	$30.46	$23.77	$0.00000
Second Quarter	$30.28	$22.32	$0.00000
Third Quarter	$27.40	$20.79	$0.00000
Fourth Quarter	$33.69	$24.49	$0.00000
2011
First Quarter	$44.94	$32.61	$0.00000
Second Quarter	$67.05	$42.70	$0.00000
Third Quarter	$72.19	$44.96	$0.00000
Fourth Quarter	$66.00	$49.81	$0.00000
2012
First Quarter	$119.96	$56.43	$0.00000
Second Quarter	$140.01	$110.66	$0.00000
Third Quarter	$152.66	$112.77	$0.00000
Fourth Quarter	$187.74	$137.66	$0.00000
2013
First Quarter	$183.77	$158.42	$0.00000
Second Quarter	$282.80	$178.51	$0.00000
Third Quarter	$312.87	$227.65	$0.00000
Fourth Quarter	$316.73	$261.88	$0.00000

February 2019	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

2014
First Quarter	$347.62	$267.62	$0.00000
Second Quarter	$313.74	$277.26	$0.00000
Third Quarter	$364.41	$296.41	$0.00000
Fourth Quarter	$434.95	$328.07	$0.00000
2015
First Quarter	$488.87	$396.89	$0.00000
Second Quarter	$539.40	$438.27	$0.00000
Third Quarter	$592.40	$451.82	$0.00000
Fourth Quarter	$587.09	$459.82	$0.00000
2016
First Quarter	$519.48	$359.68	$0.00000
Second Quarter	$427.20	$331.05	$0.00000
Third Quarter	$441.37	$358.50	$0.00000
Fourth Quarter	$444.52	$336.01	$0.00000
2017
First Quarter	$397.80	$340.75	$0.00000
Second Quarter	$526.53	$366.06	$0.00000
Third Quarter	$521.22	$431.38	$0.00000
Fourth Quarter	$469.95	$358.63	$0.00000
2018
First Quarter	$393.78	$ 315.82	$0.00000
Second Quarter	$344.99	$ 284.60	$0.00000
Third Quarter	$408.51	$ 351.14	$0.00000
Fourth Quarter	$403.04	$ 335.82	$0.00000
2019
First Quarter (through February 25, 2019)	$430.15	$372.08	$0.00000

The closing price of the shares of common stock of Regeneron Pharmaceuticals, Inc. on February 25, 2019 was $420.38.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of Regeneron Pharmaceuticals, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of Regeneron Pharmaceuticals, Inc.

Information About Gilead Sciences, Inc.

Gilead Sciences, Inc. is a biopharmaceutical company that discovers, develops and commercializes medicines. The common stock of Gilead Sciences, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Gilead Sciences, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-19731 through the SEC’s website at http://www.sec.gov. In addition, information regarding Gilead Sciences, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Gilead Sciences, Inc. trades on the Nasdaq Global Select Market under the ticker symbol “GILD.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Gilead Sciences, Inc. or other securities of Gilead Sciences, Inc. We have derived all disclosures contained in this pricing supplement regarding Gilead Sciences, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Gilead Sciences, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Gilead Sciences, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of common stock of Gilead Sciences, Inc.

Historical Information

The graph below shows the closing price of the shares of common stock of Gilead Sciences, Inc. for each day such price was available from January 2, 2008 to February 25, 2019. The table that follows shows the high and low closing prices of the shares of common stock of Gilead Sciences, Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Gilead Sciences, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Gilead Sciences, Inc. as an indication of future performance.

February 2019	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Common stock of Gilead Sciences, Inc. – Historical Closing Prices January 2, 2008 to February 25, 2019

* The red line indicates the downside threshold price with respect to the shares of common stock of Gilead Sciences, Inc. of $39.21, equal to 60.00% of the applicable closing price on February 25, 2019.

February 2019	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Common stock of Gilead Sciences, Inc.	High	Low	Dividends
2008
First Quarter	$25.77	$21.46	$0.00000
Second Quarter	$28.32	$24.98	$0.00000
Third Quarter	$28.55	$21.22	$0.00000
Fourth Quarter	$25.67	$18.74	$0.00000
2009
First Quarter	$26.40	$21.86	$0.00000
Second Quarter	$24.19	$20.72	$0.00000
Third Quarter	$24.91	$22.12	$0.00000
Fourth Quarter	$23.75	$21.28	$0.00000
2010
First Quarter	$24.73	$21.63	$0.00000
Second Quarter	$23.18	$16.46	$0.00000
Third Quarter	$18.26	$15.93	$0.00000
Fourth Quarter	$20.17	$17.68	$0.00000
2011
First Quarter	$21.26	$18.29	$0.00000
Second Quarter	$21.41	$19.42	$0.00000
Third Quarter	$21.61	$17.67	$0.00000
Fourth Quarter	$21.40	$18.13	$0.00000
2012
First Quarter	$28.01	$20.93	$0.00000
Second Quarter	$26.36	$22.70	$0.00000
Third Quarter	$33.89	$25.33	$0.00000
Fourth Quarter	$38.17	$32.43	$0.00000
2013
First Quarter	$48.93	$37.49	$0.00000
Second Quarter	$56.41	$47.20	$0.00000
Third Quarter	$64.32	$51.66	$0.00000
Fourth Quarter	$75.20	$58.90	$0.00000
2014
First Quarter	$83.95	$68.55	$0.00000
Second Quarter	$83.02	$65.48	$0.00000
Third Quarter	$109.43	$85.07	$0.00000
Fourth Quarter	$114.22	$89.45	$0.00000
2015
First Quarter	$107.18	$94.91	$0.00000
Second Quarter	$122.21	$97.72	$0.43000
Third Quarter	$119.60	$94.80	$0.43000
Fourth Quarter	$110.96	$97.54	$0.43000
2016
First Quarter	$100.30	$82.71	$0.43000
Second Quarter	$102.29	$78.25	$0.47000
Third Quarter	$88.55	$76.89	$0.47000
Fourth Quarter	$78.47	$71.61	$0.47000
2017
First Quarter	$76.38	$65.59	$0.52000
Second Quarter	$71.92	$64.12	$0.52000
Third Quarter	$85.47	$69.25	$0.52000
Fourth Quarter	$83.52	$71.15	$0.52000
2018
First Quarter	$88.80	$72.84	$0.57000
Second Quarter	$75.68	$64.88	$0.57000
Third Quarter	$78.92	$71.28	$0.57000
Fourth Quarter	$79.00	$60.54	$0.57000
2019
First Quarter (through February 25, 2019)	$70.05	$63.44	$0.00000

The closing price of the shares of common stock of Gilead Sciences, Inc. on February 25, 2019 was $65.35.

February 2019	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

On February 4, 2019, Gilead Sciences, Inc. declared a cash dividend of $0.63000 per share payable on March 28, 2019. We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of Gilead Sciences, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of Gilead Sciences, Inc.

Information About Incyte Corporation

Incyte Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. The common stock of Incyte Corporation is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Incyte Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-12400 through the SEC’s website at http://www.sec.gov. In addition, information regarding Incyte Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Incyte Corporation trades on the Nasdaq Stock Market under the ticker symbol “INCY.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Incyte Corporation or other securities of Incyte Corporation We have derived all disclosures contained in this pricing supplement regarding Incyte Corporation from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Incyte Corporation

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Incyte Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of Incyte Corporation

Historical Information

The graph below shows the closing price of the shares of common stock of Incyte Corporation for each day such price was available from January 2, 2008 to February 25, 2019. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of Incyte Corporation for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Incyte Corporation shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Incyte Corporation as an indication of future performance.

common stock of Incyte Corporation – Historical Closing Prices January 2, 2008 to February 25, 2019

* The red line indicates the downside threshold price with respect to the shares of common stock of Incyte Corporation of $52.128, equal to 60.00% of the applicable closing price on February 25, 2019.

February 2019	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

common stock of Incyte Corporation	High	Low	Dividends
2008
First Quarter	$12.42	$8.53	$0.00000
Second Quarter	$11.34	$7.50	$0.00000
Third Quarter	$10.30	$7.19	$0.00000
Fourth Quarter	$7.41	$2.49	$0.00000
2009
First Quarter	$4.08	$2.05	$0.00000
Second Quarter	$3.84	$2.06	$0.00000
Third Quarter	$8.13	$3.32	$0.00000
Fourth Quarter	$9.40	$5.45	$0.00000
2010
First Quarter	$14.15	$9.41	$0.00000
Second Quarter	$14.78	$11.07	$0.00000
Third Quarter	$15.99	$10.56	$0.00000
Fourth Quarter	$17.17	$14.51	$0.00000
2011
First Quarter	$16.53	$13.37	$0.00000
Second Quarter	$20.76	$15.85	$0.00000
Third Quarter	$20.10	$13.18	$0.00000
Fourth Quarter	$16.30	$11.78	$0.00000
2012
First Quarter	$19.94	$14.78	$0.00000
Second Quarter	$23.69	$17.35	$0.00000
Third Quarter	$25.84	$17.38	$0.00000
Fourth Quarter	$18.46	$15.96	$0.00000
2013
First Quarter	$24.95	$17.00	$0.00000
Second Quarter	$24.49	$19.13	$0.00000
Third Quarter	$38.15	$22.48	$0.00000
Fourth Quarter	$51.28	$34.71	$0.00000
2014
First Quarter	$68.83	$49.94	$0.00000
Second Quarter	$56.44	$43.10	$0.00000
Third Quarter	$56.59	$45.35	$0.00000
Fourth Quarter	$78.89	$45.60	$0.00000
2015
First Quarter	$97.08	$71.49	$0.00000
Second Quarter	$110.15	$88.46	$0.00000
Third Quarter	$131.47	$95.16	$0.00000
Fourth Quarter	$126.46	$100.21	$0.00000
2016
First Quarter	$103.80	$63.05	$0.00000
Second Quarter	$87.71	$68.69	$0.00000
Third Quarter	$94.29	$76.11	$0.00000
Fourth Quarter	$108.10	$83.28	$0.00000
2017
First Quarter	$152.66	$102.32	$0.00000
Second Quarter	$141.55	$115.19	$0.00000
Third Quarter	$138.27	$109.15	$0.00000
Fourth Quarter	$116.60	$93.56	$0.00000
2018
First Quarter	$100.98	$83.06	$0.00000
Second Quarter	$83.98	$60.85	$0.00000
Third Quarter	$74.23	$61.75	$0.00000
Fourth Quarter	$69.94	$58.50	$0.00000
2019
First Quarter (through February 25, 2019)	$86.88	$63.56	$0.00000

The closing price of the shares of common stock of Incyte Corporation on February 25, 2019 was $86.88.

February 2019	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of Incyte Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of Incyte Corporation.

Information About Mylan N.V.

Mylan N.V. is a global pharmaceutical company, which develops, licenses, manufactures, markets and distributes generics, branded generics, brand name and over-the-counter (“OTC”) products. The ordinary shares of Mylan N.V. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Mylan N.V. pursuant to the Exchange Act can be located by reference to the SEC file number 333-199861 through the SEC’s website at http://www.sec.gov. In addition, information regarding Mylan N.V. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The ordinary shares of Mylan N.V. trades on the Nasdaq Stock Market under the ticker symbol “MYL.”

This pricing supplement relates only to the securities offered hereby and does not relate to the ordinary shares of Mylan N.V. or other securities of Mylan N.V. We have derived all disclosures contained in this pricing supplement regarding Mylan N.V. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Mylan N.V.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Mylan N.V. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the ordinary shares of Mylan N.V.

Historical Information

The graph below shows the closing price of the ordinary shares of Mylan N.V. for each day such price was available from December 29, 2008 to February 25, 2019. The table that follows shows the high and low closing prices of the ordinary shares of Mylan N.V. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the ordinary shares of Mylan N.V. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the ordinary shares of Mylan N.V. as an indication of future performance.

Ordinary shares of Mylan N.V. – Historical Closing Prices December 29, 2008 to February 25, 2019

* The red line indicates the downside threshold price with respect to the ordinary shares of Mylan N.V. of $18.582, equal to 60.00% of the applicable closing price on February 25, 2019.

February 2019	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Ordinary shares of Mylan N.V.	High	Low	Dividends
2008
Fourth Quarter (from December 29, 2008 to December 31, 2008)	$9.89	$9.51	$0.00000
2009
First Quarter	$13.69	$ 9.86	$0.00000
Second Quarter	$14.60	$12.58	$0.00000
Third Quarter	$16.21	$12.10	$0.00000
Fourth Quarter	$19.04	$15.59	$0.00000
2010
First Quarter	$22.92	$17.41	$0.00000
Second Quarter	$23.25	$17.04	$0.00000
Third Quarter	$18.92	$16.86	$0.00000
Fourth Quarter	$21.42	$18.40	$0.00000
2011
First Quarter	$23.95	$21.14	$0.00000
Second Quarter	$25.24	$22.03	$0.00000
Third Quarter	$24.99	$17.00	$0.00000
Fourth Quarter	$21.82	$16.16	$0.00000
2012
First Quarter	$23.70	$20.75	$0.00000
Second Quarter	$23.54	$20.64	$0.00000
Third Quarter	$24.51	$21.55	$0.00000
Fourth Quarter	$28.33	$23.44	$0.00000
2013
First Quarter	$31.02	$27.54	$0.00000
Second Quarter	$31.87	$27.96	$0.00000
Third Quarter	$38.95	$30.37	$0.00000
Fourth Quarter	$44.50	$37.87	$0.00000
2014
First Quarter	$57.20	$42.26	$0.00000
Second Quarter	$52.10	$45.72	$0.00000
Third Quarter	$52.34	$44.97	$0.00000
Fourth Quarter	$58.62	$45.27	$0.00000
2015
First Quarter	$64.96	$52.74	$0.00000
Second Quarter	$76.06	$57.94	$0.00000
Third Quarter	$71.49	$39.80	$0.00000
Fourth Quarter	$55.28	$39.16	$0.00000
2016
First Quarter	$54.09	$41.42	$0.00000
Second Quarter	$48.80	$38.62	$0.00000
Third Quarter	$49.92	$38.12	$0.00000
Fourth Quarter	$38.92	$34.14	$0.00000
2017
First Quarter	$45.28	$35.81	$0.00000
Second Quarter	$40.09	$36.72	$0.00000
Third Quarter	$39.49	$29.63	$0.00000
Fourth Quarter	$42.31	$32.39	$0.00000
2018
First Quarter	$47.64	$38.87	$0.00000
Second Quarter	$41.86	$35.37	$0.00000
Third Quarter	$39.48	$35.53	$0.00000
Fourth Quarter	$37.15	$26.21	$0.00000
2018
First Quarter (through February 25, 2019)	$32.10	$27.23	$0.00000

The closing price of the ordinary shares of Mylan N.V. on February 25, 2019 was $30.97.

February 2019	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

We make no representation as to the amount of dividends, if any, that may be paid on the ordinary shares of Mylan N.V. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the ordinary shares of Mylan N.V.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement. The discussion herein does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will treat 27.3% of each coupon payment as interest on the Deposit and 72.7% as Put Premium.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Non-U.S. Holders. Subject to the discussions below and in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

FATCA. You should review the section entitled “United States Federal Tax Considerations—FATCA” in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussion in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in

February 2019	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $28.75 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $28.75 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong

February 2019	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

February 2019	PS-19

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of

February 2019	PS-20

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of Regeneron Pharmaceuticals, Inc., the Common Stock of Gilead Sciences, Inc., the Common Stock of Incyte Corporation and the Ordinary Shares of Mylan N.V. Due February 28, 2020

all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2019 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

February 2019	PS-21